Exhibit 99.1

Bright Green Announces Agreement to Settle Debt in Shares at a Premium

The Company has settled a $3.6 million related party loan, representing all outstanding indebtedness, in shares of common stock and warrants, valued at $1.28 per share and accompanying warrant

GRANTS, N.M., September 5th, 2023 – Bright Green Corporation (Nasdaq: BGXX) (“Bright Green” or “the Company”), one of few companies selected by the U.S. government to grow, manufacture, and sell, legally under federal and state laws, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export, is pleased to announce that it has entered into an Agreement to pay down the Company’s outstanding indebtedness (the “Note”) with the Company’s founder, largest shareholder, and member of the Board of Directors (“Lender”), effective September 1, 2023.

Under the terms of the Agreement, the $3.6 million outstanding balance of the Note was cancelled and the Company’s obligations thereunder were satisfied in full. In consideration, the Company issued Lender 2,827,960 unregistered shares of common stock, and unregistered warrants to purchase up to 2,827,960 shares of common stock at an exercise price of $3.00 per share. Each share of common stock was issued together with one warrant at a combined effective conversion price of $1.28 per share and related warrant ($1.15 per share and $0.13 per warrant).

The conversion price of $1.15 per share represents a 246% premium to the August 31st closing market price of the Company’s common stock.

The warrants may be exercised at any time, in whole or in part, and expire on the earlier of (i) the 45th day after the closing price per share of Common Stock is $3.00 or greater or (ii) August 31, 2024.

Notwithstanding the cancellation of the outstanding balance under the Note, the Note will remain in full force and effect, and the Company may borrow up to $15 million from Lender at the Company’s election, pursuant to the terms and subject to the conditions set forth in the Note.

Lynn Stockwell stated, “I am truly excited about the future of Bright Green Corporation. As a committed and devoted stakeholder, I firmly believe in the company’s mission of producing U.S. manufactured pharm aceutical API from DEA scheduled substances. This Agreement reaffirms my confidence in Bright Green’s potential for growth, the value of the Company, and its exceptional position in the market. I am proud to be part of a company that is dedicated to making a meaningful impact while building shareholder value long term.”

About Bright Green

Bright Green is one of the very few companies selected by the US government to grow, manufacture, and sell, legally under federal and state laws, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export. Our approval based on already agreed terms from the U.S. Drug Enforcement Administration gives us the opportunity to advance our vision of improving quality of life through the opportunities presented by cannabis-derived therapies. To learn more, visit www.brightgreen.us.

Media Contact
ir@brightgreen.us

Investor Relations Contact
ir@brightgreen.us

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management as of such date. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including the price of the Company’s common stock, and availability of future borrowings under the line of credit and related note described herein. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other reports and documents that may be filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release. Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov.